Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Jun 30, 2001
Payment Date	Jul 16, 2001

Calculation of Interest Expense

Index (LIBOR)	3.980000%
Accrual end date, accrual beginning date and days in Interest Period	Jul 16, 2001	Jun 15, 2001	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	143,365,579	27,581,603	35,856,083	26,202,522	19,307,122	23,503,116
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	4.105000%	4.230000%	4.330000%	4.630000%	4.980000%
Interest/Yield Payable on the Principal Balance	506,777	100,466	133,693	104,468	82,795
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	506,777	100,466	133,693	104,468	82,795
Interest/Yield Paid	506,777	100,466	133,693	104,468	82,795

Summary

Beginning Security Balance	143,365,579	27,581,603	35,856,083	26,202,522	19,307,122	23,503,116
Beginning Adjusted Balance	143,365,579	27,581,603	35,856,083	26,202,522	19,307,122
Principal Paid	3,244,457	624,183	811,437	592,973	436,928	589,309
Ending Security Balance	140,121,122	26,957,420	35,044,646	25,609,549	18,870,194	22,971,269
Ending Adjusted Balance	140,121,122	26,957,420	35,044,646	25,609,549	18,870,194
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	140,178,584	26,957,420	35,044,646	25,609,549	18,870,194
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					2,722,969
Ending OC Amount as Holdback Amount						14,661,637
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.6945962	$2.0930415	$2.1425223	$2.2909649	$2.4641479
Principal Paid per $1000	$4.4468982	$13.0038042	$13.0038042	$13.0038042	$13.0038045